Exhibit 10.1

DESIGN AND DEVELOPMENT AGREEMENT

        This Agreement made as of the 21st day of February 2006, by and between ROBERTS PROPERTIES RESIDENTIAL, L.P., a Georgia limited partnership (the “Partnership”), and ROBERTS PROPERTIES, INC., a Georgia corporation (the “Developer”),

W I T N E S S E T H

        WHEREAS, the Partnership has acquired approximately 36.902 acres located in Land Lots 1199, 1200, 1249 and 1250 of the 3rd District, 1st Section, Forsyth County, Georgia, fronting on Highway 20, and the Partnership intends to develop, construct, own and operate on the Property a 210 unit apartment community (“Highway 20/Cumming”); and

        WHEREAS, the Partnership desires that the Developer perform certain advisory, administrative and supervisory services relating to the Partnership’s design, development and construction of Highway 20/Cumming;

        NOW, THEREFORE, the parties hereto hereby agree as follows:

1.  Services

        The Developer will create and develop Highway 20/Cumming and manage the team of professionals involved, including engineers, land planners, architects and designers, and manage the design team involved in developing the interior design and models, as well as selecting the materials, finishes, features and colors for the interior and exterior of Highway 20/Cumming. The Developer shall also provide supervisory services to ensure that Highway 20/Cumming is built in accordance with the approved Plans and Specifications provided.

2.  Compensation

        For the above services, the Developer shall be paid a total of One Million and Fifty Thousand Dollars ($1,050,000), payable in equal monthly installments over the development period. The date of commencement of the development period is to be determined.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ROBERTS PROPERTIES RESIDENTIAL,	ROBERTS PROPERTIES, INC., a
L.P., a Georgia limited partnership	Georgia corporation

By: Roberts Realty Investors, Inc.,	By: /s/ Anthony W. Shurtz
Its Sole General Partner	Anthony W. Shurtz,
Chief Financial Officer

By: /s/ Michael A. Quinlan
Michael A. Quinlan
Chief Financial Officer